UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 22, 2014

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On January 27, 2014, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three months (fourth quarter) and fiscal year ended December 31, 2013. A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share. Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share for the three months and years ended December 31, 2013 and 2012. For purposes of calculating the return on average tangible common equity, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders' equity during the applicable period less (i) average goodwill and other intangible assets during the applicable period and (ii) average preferred stock during the applicable period. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible common equity to tangible assets, a non-GAAP financial measure, tangible common equity is divided by tangible assets. Tangible common equity equals stockholders' equity less preferred stock and goodwill and intangible assets, in each case at period end. Tangible assets equals total assets less goodwill and intangible assets, in each case at period end. For the purpose of calculating tangible common book value per common share, a non-GAAP financial measure, tangible common equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock. In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders' equity, average tangible assets to average assets, tangible common equity to stockholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, stockholders' equity to total assets and common book value per common share, respectively, as determined by GAAP.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Notifications of Retirement from Board of Directors
On January 22, 2014, and January 23, 2014, respectively, John J. O'Neill and Reverend Dr. Charles W. Noble, Sr., each of whom currently serves in the class of directors of Park whose terms will expire at the 2014 Annual Meeting of Shareholders of Park (the “2014 Annual Meeting”) notified Park that they have decided to retire and not stand for re-election to the Board of Directors of Park. Each of their terms as a director will expire immediately prior to the 2014 Annual Meeting, which will be held on April 28, 2014. In addition, each of Dr. Noble and John J. O'Neill will retire as a director of Park's national banking subsidiary, The Park National Bank, effective April 28, 2014.
Dr. Noble has served as a member of the Board of Directors of Park since 2013 and as a member of the Board of Directors of The Park National Bank since 1988. Dr. Noble served as a member of the Audit Committees of both the organizations and provided spiritual leadership and wise counsel to members of the boards and management during his tenure.
John J. O’Neill has served as a member of the Board of Directors of Park since 1987 and as a member of the Board of Directors of The Park National Bank since 1964. Mr. O'Neill is an original member of the board of Park and served as a board member of The Park National Bank for five decades, joining the bank board in 1964. Mr. O'Neill served on various committees of both the bank and Park, including the Executive Committee of both, and the Investment and Compensation Committees of Park.
Both Dr. Noble and Mr. O'Neill were devoted advocates for The Park National Bank during their service as board members. They will be recognized during Park's Annual Meeting on April 28, 2014 for their dedicated service and superior counsel provided to both organizations.
The Nominating Committee, on behalf of the Board of Directors of Park, has recommended that rather than fill the vacancies which will be created by the retirement of Dr. Noble and Mr. O'Neill, the number of directors of Park will be reduced to twelve upon their retirement.

Park National Corporation 2013 Long-Term Incentive Plan - Performance-Based Restricted Stock Unit Awards
On January 24, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Park granted awards (the “2014 PBRSU Awards”) of performance-based restricted stock units (“PBRSUs”) to each of Park’s executive officers, which grants are to be effective on January 24, 2014, subject to the terms and conditions of Park’s 2013 Long-Term Incentive Plan (the “Park 2013 LTIP”), which had been approved by Park’s shareholders on April 22, 2013. The form of Performance-Based Restricted Stock Unit Award Agreement approved by the Compensation Committee on January 24, 2014 to evidence both the 2014 PBRSU Awards and any future awards of PBRSUs under the Park 2013 LTIP to employees of Park and its subsidiaries, is included as Exhibit 10.1 to this Current Report on Form 8-K.
The following schedule shows the minimum/target number of PBRSUs which may be earned (the “Target Award”) and the maximum number of PBRSUs which may be earned (the “Maximum Award”) in respect of the 2014 PBRSU Award granted each of the executive officers of Park:

Name and Position	Target Award	Maximum Award
C. Daniel DeLawder Chairman of the Board of Park; Chairman of the Board and executive employee of The Park National Bank	2,000 PBRSUs	3,000 PBRSUs
David L. Trautman President and Chief Executive Officer of each Park and The Park National Bank	2,000 PBRSUs	3,000 PBRSUs
Brady T. Burt Chief Financial Officer, Secretary and Treasurer of Park; Senior Vice President and Chief Financial Officer of The Park National Bank	750 PBRSUs	1,125 PBRSUs

The number of PBRSUs earned and settled or, in the alternative, forfeited will be based upon Park’s performance, measured by Park’s cumulative return on average assets (“ROA”) for the three-year performance period beginning January 1, 2014 and ending December 31, 2016 (the “Performance Period”), as compared to the cumulative ROA results for the Performance Period for a peer group comprised of bank holding companies with between $3 billion and $10 billion in total consolidated assets (the “Peer Group”). However, no PBRSUs will be earned by any executive officer if Park’s consolidated net income for each fiscal year during the Performance Period has not equaled or exceeded an amount equal to 110% of all cash dividends declared and paid during such fiscal year.
Park’s performance at the 50th and 80th percentile of the Peer Group’s performance will result in the earning of PBRSUs representing the Target Award and the Maximum Award, respectively (interpolated on a straight line basis for performance at percentiles between these specified percentiles).
Any PBRSUs earned based on Park’s performance relative to the Peer Group will also be subject to a service-based vesting requirement. One-half of the PBRSUs earned in respect of the Performance Period will vest and be settled in Park common shares (on a one-for-one basis) on the date the Compensation Committee determines and certifies the number of PBRSUs earned in respect of the Performance Period (the “Certification Date”) if the executive officer is still employed by Park or one of its affiliates on the Certification Date. On the first anniversary of the Certification Date, the other half of the PBRSUs earned in respect of the Performance Period will vest and be settled in Park common shares (on a one-for-one basis) if the executive officer is still employed by Park or one of its affiliates on the first anniversary of the Certification Date. Subject to the terms of each Performance-Based Restricted Stock Unit Award Agreement, none of the Park common shares received by an executive officer upon settlement of earned and vested PBRSUs may be sold, transferred, assigned or otherwise similarly disposed of by the executive officer for a period of five years after the date of settlement.
Each Performance-Based Restricted Stock Unit Award Agreement also addresses the effect of termination of employment of an executive officer and the effect of a defined “Change in Control” for purposes of the Park 2013 LTIP. The terms and conditions set forth in the form of Performance-Based Restricted Stock Unit Award Agreement, included as Exhibit 10.1 to this Current Report on Form 8-K, are incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure

Financial Results by segment
The table below reflects the net income (loss) and net income available to common shareholders by segment for each quarter of 2013, for the fiscal year ended December 31, 2013, and for each of the prior two fiscal years ended December 31, 2012 and 2011. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC ("SEPH") and "All Other" which primarily consists of Park as the "Parent Company."

Net income (loss) by segment
(In thousands)	Q1 2013	Q2 2013	Q3 2013	Q4 2013	2013	2012	2011
PNB	$19,940	$20,322	$17,249	$18,083	$75,594	$87,106	$106,851
GFSC	740	790	731	627	2,888	3,550	2,721
Park Parent Company	132	191	(244)	(1,476)	(1,397)	195	(1,595)
Ongoing operations	$20,812	$21,303	$17,736	$17,234	$77,085	$90,851	$107,977
Vision Bank	—	—	—	—	—	—	(22,526)
SEPH	(102)	(1,269)	1,293	220	142	(12,221)	(3,311)
Total Park	$20,710	$20,034	$19,029	$17,454	$77,227	$78,630	$82,140
Preferred dividends and accretion	$—	$—	$—	$—	$—	$3,425	$5,856
Net income available to common shareholders	$20,710	$20,034	$19,029	$17,454	$77,227	$75,205	$76,284

The “Park Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of its problem assets. Management considers the “Ongoing operations” results to be reflective of the business of Park and its subsidiaries on a going forward basis. The discussion below provides some additional information regarding the segments that make up the “Ongoing operations”, followed by additional information on SEPH.

Vision Bank (“Vision”) merged with and into SEPH, a non-bank subsidiary of Park, following the sale of the Vision business to Centennial Bank (“Centennial”) on February 16, 2012. The sale of the Vision business in the first quarter of 2012 resulted in a pre-tax gain of $22.2 million ($14.4 million after-tax), which is included in the fiscal year ended December 31, 2012 SEPH results presented in the table above. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale. SEPH assets consist primarily of performing and nonperforming loans and other real estate owned (“OREO”). This segment represents a run-off portfolio of the legacy Vision assets.

The Park National Bank (PNB)

The table below reflects the results for PNB for each quarter of 2013, for the fiscal year ended December 31, 2013, and for each of the prior two fiscal years ended December 31, 2012 and 2011.

(In thousands)	Q1 2013	Q2 2013	Q3 2013	Q4 2013	2013	2012	2011
Net interest income	$52,735	$51,736	$52,348	$53,962	$210,781	$221,758	$236,282
Provision for loan losses	3,130	2,122	6,339	2,448	14,039	16,678	30,220
Other income	17,872	18,536	16,756	17,677	70,841	70,739	67,348
Security gains	—	—	—	—	—	—	23,634
Total other expense	40,324	40,408	39,860	45,073	165,665	156,516	146,235
Income before income taxes	$27,153	$27,742	$22,905	$24,118	$101,918	$119,303	$150,809
Federal income taxes	7,213	7,420	5,656	6,035	26,324	32,197	43,958
Net income	$19,940	$20,322	$17,249	$18,083	$75,594	$87,106	$106,851
Net income excluding security gains	$19,940	$20,322	$17,249	$18,083	$75,594	$87,106	$91,489

The table below provides certain balance sheet information and financial ratios for PNB as of and for fiscal years ended December 31, 2013 and 2012.

(In thousands)	December 31, 2013	December 31, 2012	% change from 12/31/12
Loans	$4,559,406	$4,369,173	4.35%
Allowance for loan losses	56,888	53,131	7.07%
Net loans	4,502,518	4,316,042	4.32%
Investment securities	1,421,937	1,579,889	(10.00)%
Total assets	6,524,098	6,502,579	0.33%
Average assets	6,576,420	6,532,683	0.67%
Return on average assets	1.15%	1.33%	(13.53)%

Loans outstanding at December 31, 2013 of $4.56 billion represented an increase of $190 million, or 4.35%, compared to the loans outstanding of $4.37 billion at December 31, 2012. The $190 million increase in loans experienced at PNB over the last twelve months is related to growth in PNB's retained mortgage loan portfolio of approximately $87 million, growth in the consumer loan portfolio of approximately $68 million and an increase in the commercial loan portfolio of approximately $35 million.

PNB's allowance for loan losses increased by $3.8 million, or 7.07%, to $56.9 million at December 31, 2013, compared to $53.1 million at December 31, 2012. The increase in PNB's allowance for loan losses resulted from an increase in general reserves set aside for performing loans and an increase in specific reserves on impaired credits. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section below for additional information regarding the credit metrics of PNB's loan portfolio.

PNB's investment securities portfolio declined by $158 million, or 10.0%, in 2013, as a result of a decision to not reinvest a portion of the cash received from prepayments on certain investments in the securities portfolio. This decision helps to manage exposure to duration in the current low rate environment. PNB's investment securities portfolio had a balance of $1.42 billion at December 31, 2013, compared to $1.58 billion at December 31, 2012. PNB allowed average federal funds sold balances to increase to $272 million in 2013 from $165 million in 2012.

Guardian Financial Services Company (GFSC)

The table below reflects the results for GFSC for each quarter of 2013, for the fiscal year ended December 31, 2013, and for each of the prior two fiscal years ended December 31, 2012 and 2011.

(In thousands)	Q1 2013	Q2 2013	Q3 2013	Q4 2013	2013	2012	2011
Net interest income	$2,133	$2,238	$2,204	$2,166	$8,741	$9,156	$8,693
Provision for loan losses	210	210	355	400	1,175	859	2,000
Other income (loss)	2	(3)	6	6	11	—	—
Total other expense	786	810	730	807	3,133	2,835	2,506
Income before income taxes	$1,139	$1,215	$1,125	$965	$4,444	$5,462	$4,187
Federal income taxes	399	425	394	338	1,556	1,912	1,466
Net income	$740	$790	$731	$627	$2,888	$3,550	$2,721

The table below provides certain balance sheet information and financial ratios for GFSC as of and for the fiscal years ended December 31, 2013 and 2012.

(In thousands)	December 31, 2013	December 31, 2012	% change from 12/31/12
Loans	$47,228	$50,082	(5.70)%
Allowance for loan losses	2,581	2,406	7.27%
Net loans	44,647	47,676	(6.35)%
Total assets	47,115	49,926	(5.63)%
Average assets	49,481	48,381	2.27%
Return on average assets	5.84%	7.34%	(20.44)%

Park Parent Company

The table below reflects the results for Park's Parent Company for each quarter of 2013, for the fiscal year ended December 31, 2013, and for each of the prior two fiscal years ended December 31, 2012 and 2011.

(In thousands)	Q1 2013	Q2 2013	Q3 2013	Q4 2013	2013	2012	2011
Net interest income	$1,240	$1,085	$870	$(367)	$2,828	$4,742	$2,155
Provision for loan losses	—	—	—	—	—	—	—
Other income	100	120	109	140	469	233	350
Total other expense	1,644	1,443	1,855	2,578	7,520	6,585	7,115
Loss before income taxes	$(304)	$(238)	$(876)	$(2,805)	$(4,223)	$(1,610)	$(4,610)
Federal income tax (benefit)	(436)	(429)	(632)	(1,329)	(2,826)	(1,805)	(3,015)
Net income (loss)	$132	$191	$(244)	$(1,476)	$(1,397)	$195	$(1,595)

The net interest income for Park's parent company includes interest income on loans to SEPH and on subordinated debt investments in PNB, which are eliminated in the consolidated Park National Corporation totals. Additionally, net interest income includes interest expense related to the $35.25 million and $30.00 million of subordinated notes issued by Park to accredited investors in December 2009 and April 2012, respectively.

SEPH / Vision Bank

The table below reflects the results for SEPH for each quarter of 2013, and for the fiscal year ended December 31, 2013. Also included below are the results for SEPH for the fiscal years ended December 31, 2012 and 2011. SEPH was formed in March 2011. Prior to holding the remaining Vision assets, SEPH held OREO assets that were transferred from Vision to SEPH. Also included below are the results for Vision for the fiscal year ended December 31, 2011.

(In thousands)	Q1 2013	Q2 2013	Q3 2013	Q4 2013	2013	2012	SEPH 2011	Vision 2011
Net interest income (loss)	$(655)	$(347)	$(462)	$139	$(1,325)	$(341)	$(974)	$27,078
(Recovery of) Provision for loan losses	(3,011)	(1,659)	(4,196)	(2,933)	(11,799)	17,882	—	31,052
Other income (loss)	831	645	525	(45)	1,956	(736)	(3,039)	1,422
Security gains	—	—	—	—	—	—	—	5,195
Gain on sale of Vision business	—	—	—	—	—	22,167	—	—
Total other expense	3,344	3,909	2,270	2,688	12,211	22,032	1,082	31,379
Income (loss) before income taxes	$(157)	$(1,952)	$1,989	$339	$219	$(18,824)	$(5,095)	$(28,736)
Federal income taxes (benefit)	(55)	(683)	696	119	77	(6,603)	(1,784)	(6,210)
Net income (loss)	$(102)	$(1,269)	$1,293	$220	$142	$(12,221)	$(3,311)	$(22,526)
Net income (loss) excluding gains	$(102)	$(1,269)	$1,293	$220	$142	$(26,630)	$(3,311)	$(25,903)

SEPH financial results for 2013 included net recoveries of $11.8 million. The net recoveries during 2013 consisted of charge-offs of $2.2 million, offset by recoveries of $14.0 million. Other income for the year ended December 31, 2013 at SEPH of $2.0 million was primarily related to net gains on the sale of OREO of $2.5 million, offset by OREO devaluations of $594,000.

On February 16, 2012, when Vision merged with and into SEPH, the loans then held by Vision were transferred to SEPH by operation of law at their fair market value and no allowance for loan loss is carried at SEPH. The loans included in both the performing and nonperforming portfolios have been charged down to their fair value. The table below provides additional information regarding charge-offs as a percentage of unpaid principal balance, as of December 31, 2013:

SEPH - Retained Vision Loan Portfolio

(In thousands)	Unpaid Principal Balance	Aggregate Charge-Offs	Net Book Balance	Charge-off Percentage
Nonperforming loans - retained by SEPH	$76,013	$39,906	$36,107	52.50%
Performing loans - retained by SEPH	2,064	157	1,907	7.61%
Total SEPH loan exposure	$78,077	$40,063	$38,014	51.31%

The table below provides an overview of SEPH loans and OREO, representing the legacy Vision assets. This information is provided as of December 31, 2013, September 30, 2013, and December 31, 2012, showing the decline in legacy Vision assets at SEPH over the past quarter and in 2013.

(In thousands)	SEPH 12/31/13	SEPH 09/30/13	SEPH 12/31/12	Change from last quarter	Change from 12/31/12
Nonperforming loans - retained by SEPH	$36,107	$39,348	$55,292	$(3,241)	$(19,185)
OREO - retained by SEPH	23,224	22,393	21,003	831	2,221
Total nonperforming assets	$59,331	$61,741	$76,295	$(2,410)	$(16,964)
Performing loans - retained by SEPH	$1,907	$3,139	$3,886	$(1,232)	$(1,979)
Total SEPH - Legacy Vision assets	$61,238	$64,880	$80,181	$(3,642)	$(18,943)

Park National Corporation

The table below reflects the results for Park on a consolidated basis for each quarter of 2013, for the fiscal year ended December 31, 2013, and for each of the prior two fiscal years ended December 31, 2012 and 2011.

(In thousands)	Q1 2013	Q2 2013	Q3 2013	Q4 2013	2013	2012	2011
Net interest income	$55,453	$54,712	$54,960	$55,900	$221,025	$235,315	$273,234
Provision for (recovery of) loan losses	329	673	2,498	(85)	3,415	35,419	63,272
Other income	18,805	19,298	17,396	17,778	73,277	70,236	66,081
Security gains	—	—	—	—	—	—	28,829
Gain on sale of Vision business	—	—	—	—	—	22,167	—
Total other expense	46,098	46,570	44,715	51,146	188,529	187,968	188,317
Income before income taxes	$27,831	$26,767	$25,143	$22,617	$102,358	$104,331	$116,555
Federal income taxes	7,121	6,733	6,114	5,163	25,131	25,701	34,415
Net income	$20,710	$20,034	$19,029	$17,454	$77,227	$78,630	$82,140
Net income excluding gains (1)	$20,710	$20,034	$19,029	$17,454	$77,227	$64,221	$63,401
(1) Excludes the gain on sale of the Vision business for the year ended December 31, 2012 and the security gains for the year ended December 31, 2011.

Credit Metrics and Provision for (Recovery of) Loan Losses

The provision for loan losses for the year ended December 31, 2013 was $3.4 million, compared to $35.4 million in 2012. The table below shows a breakdown of the loan loss provision (recovery) by reportable segment:

(In thousands)	Q1 2013	Q2 2013	Q3 2013	Q4 2013	2013	2012
PNB	$3,130	$2,122	$6,339	$2,448	$14,039	$16,678
GFSC	210	210	355	400	1,175	859
Park Parent	—	—	—	—	—	—
Total Ongoing Operations	$3,340	$2,332	$6,694	$2,848	$15,214	$17,537
Vision Bank	—	—	—	—	—	—
SEPH	(3,011)	(1,659)	(4,196)	(2,933)	(11,799)	17,882
Total Park	$329	$673	$2,498	$(85)	$3,415	$35,419

As previously discussed, SEPH had net recoveries of $11.8 million in 2013, resulting in the recovery of loan losses. Provision for loan losses for Park's Ohio operations (PNB and GFSC) was $15.2 million for the year ended December 31, 2013, a $2.3 million decline from the $17.5 million provision for the same period in 2012. The table below provides additional information related to specific reserves and general reserves for Park's ongoing operations as of December 31, 2013, 2012 and 2011.

(In thousands)	12/31/2013	12/31/2012	12/31/2011
Total allowance for loan losses	$59,468	$55,537	$57,705
Specific reserve	10,451	8,276	7,046
General reserve	$49,017	$47,261	$50,659

Total loans	$4,582,491	$4,391,145	$4,193,217
Impaired loans	77,038	89,365	95,109
Performing loans	$4,505,453	$4,301,780	$4,098,108

General reserve as a % of performing loans	1.09%	1.10%	1.24%
Note: Table includes only those loans at PNB and GFSC, as these are the entities that have an ALLL balance. The table in the attached Exhibit 99.1 in the asset quality section includes all Park loans (including those at SEPH) and thus shows slightly different information.

As the table above shows, specific reserves were $10.5 million at December 31, 2013, an increase of $2.2 million, compared to $8.3 million at December 31, 2012. Additionally, general reserves for Park’s ongoing operations increased to $49.0 million at December 31, 2013, an increase of $1.8 million, compared to $47.3 million at December 31, 2012. The general reserve as a percentage of performing loans has remained mostly unchanged throughout 2013, and was 1.09% at December 31, 2013.
The following table shows the trends in the Park Ohio commercial loan portfolio.

Commercial loans * (In thousands)	December 31, 2013	December 31, 2012	December 31, 2011
Pass rated	$2,311,914	$2,225,702	$2,131,007
Special mention	26,361	49,275	66,254
Substandard	2,687	16,843	29,604
Impaired	77,038	89,365	95,109
Total	$2,418,000	$2,381,185	$2,321,974
* Commercial loans include: (1) Commercial, financial and agricultural loans, (2) Commercial real estate loans, (3) Commercial related loans in the construction real estate portfolio and (4) Commercial related loans in the residential real estate portfolio.

The commercial loan table above demonstrates the improvement experienced over the two years in the Park Ohio commercial portfolio. Pass rated commercial loans have grown $181 million, or 8.5% since December 2011. Over this period, special mention loans have declined by $39.9 million, or 60.2% and substandard loans have declined by $26.9 million, or 90.9%. These improved credit metrics in the special mention and substandard categories of the commercial loan portfolio have a significant impact on the general reserves that are established to cover incurred losses on performing commercial loans. As these credit metrics have improved over the past two years, general reserves as a percentage of performing loans have declined.

Delinquent and accruing loan trends (includes all outstanding loans, consumer and commercial) for Park's Ohio-based operations have also improved over the past two years. Delinquent and accruing loans were $32.0 million or 0.70% of total loans at December 31, 2013, compared to $39.6 million (0.90%) at December 31, 2012 and $40.1 million (0.96%) at December 31, 2011.

Impaired commercial loans for Park's Ohio-based operations were $77.0 million as of December 31, 2013, a reduction from the balances of impaired loans of $89.4 million at December 31, 2012 and $95.1 million at December 31, 2011. Impaired commercial loans are individually evaluated for impairment and specific reserves are established to cover any incurred losses for those loans that have not been charged down to the net realizable value of the underlying collateral or to the net present value of expected cash flows.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and the uneven spread of positive impacts of the recovery on the economy, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and its subsidiaries do business, may be worse or slower than expected which could adversely impact the demand for loan, deposit and other financial services as well as loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; changes in unemployment; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes to regulations governing bank capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions, the Budget Control Act of 2011 and the American Taxpayer Relief Act of 2012; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; the adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; the outcome of future negotiations surrounding the United States debt and budget, which may be adverse due to its impact on tax increases, governmental spending and consumer confidence and spending; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in "Item 1A. Risk Factors" of Part II of Park's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on January 27, 2014, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on March 10, 2014 to common shareholders of record as of the close of business on February 21, 2014. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.        Description

10.1
Form of Park National Corporation 2013 Long-Term Incentive Plan Performance-Based Restricted Stock Unit Award Agreement used and to be used to evidence awards of Performance-Based Restricted Stock Units to employees of Park National Corporation and its subsidiaries granted on and after January 24, 2014

99.1	News Release issued by Park National Corporation on January 27, 2014 addressing operating results for the three months and fiscal year ended December 31, 2013.

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signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: January 27, 2014	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated January 27, 2014

Park National Corporation

Exhibit No.	Description
10.1
Form of Park National Corporation 2013 Long-Term Incentive Plan Performance-Based Restricted Stock Unit Award Agreement used and to be used to evidence awards of Performance-Based Restricted Stock Units to employees of Park National Corporation and its subsidiaries granted on and after January 24, 2014

99.1	News Release issued by Park National Corporation on January 27, 2014 addressing operating results for the three months and fiscal year ended December 31, 2013.